Exhibit 99


                       AMERICAN COMMUNITY BANCSHARES, INC.
                          2593 West Roosevelt Boulevard
                          Monroe, North Carolina 28110
                                 (704) 225-8444


                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:     March 5, 2001
CONTACT:                   Randy Helton, President & CEO (704) 225-7957


American Community Bancshares, Monroe, NC (Nasdaq Small Cap- ACBA)- American Community Bancshares has announced the formation of a new wholly owned subsidiary - American Community Investment Services, Inc. This new subsidiary will offer advisory services to small businesses in need of valuations, mergers and acquisitions, and capital formation. In certain situations, the company may act as a placement agent for equity or debt. The company will be headquartered in the Southpark area of Charlotte. American Community Bancshares is also the bank holding company for American Community Bank.


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